UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607

(Address of principal executive offices, including Zip Code)

(813) 579-6213

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark weather the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2018, 1347 Property Insurance Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boenning & Scattergood, Inc., as representative of the several underwriters listed on Schedule I thereto (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 640,000 shares of the Company’s Cumulative Preferred Stock, Series A, $25.00 par value share (the “Preferred Stock”), at a price to the public of $25.00 per share ($24.105 per share to the Company, net of underwriting discounts and commissions). In addition, the Company granted the Underwriters a 30-day over-allotment option to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 96,000 shares of Preferred Stock. The Company estimates that the net proceeds from the Offering will be approximately $14.9 million (or approximately $17.2 million if the Underwriters exercise their over-allotment option in full) after deducting underwriting discounts and commissions and estimated offering expenses. The Offering is expected to close on February 28, 2018, subject to customary closing conditions.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the Underwriters may be required to make because of such liabilities.

The material terms of the Offering are described in the Prospectus, dated February 23, 2018, filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 23, 2018, pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to an effective Registration Statement on Form S-1, as amended (Reg. No. 333-222470).

The foregoing description of certain terms of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company filed a Certificate of Designations (the “Certificate of Designations”) to its Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware on February 23, 2018, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Preferred Stock.

The Preferred Stock (i) ranks senior to the Company’s common stock and any other junior stock with respect to the payment of dividends and distributions upon the Company’s liquidation, dissolution or winding up, (ii) at least equally with each other class or series of the Company’s capital stock ranking on parity with the Preferred Stock as to dividends and distributions upon the Company’s liquidation or dissolution or winding up (referred to as “parity stock”), and (iii) junior to each other class or series of the Company’s capital stock that by its terms ranks senior to the Preferred Stock as to dividends and distributions upon the Company’s liquidation or dissolution or winding up.

Holders of Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof, out of lawfully available funds for the payment of dividends, cumulative cash dividends from and including the original issue date at the rate of 8.00% of the $25.00 per share liquidation preference per annum (equivalent to $2.00 per annum per share). Dividends on the Preferred Stock are payable quarterly on the 15th day of March, June, September and December of each year. The initial dividend on the Preferred Stock will be paid on June 15, 2018 to holders of record as of June 1, 2018.

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of the Preferred Stock and any parity stock are entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the preferential rights of the holders of any class or series of capital stock ranking senior to the Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidating distribution in the amount equal to the liquidation preference of $25.00 per share of Preferred Stock, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, but before any distribution of assets is made to holders of the Company’s common stock or any class or series of the Company’s capital stock that ranks junior to the Preferred Stock as to liquidation rights.

The Preferred Stock has no stated maturity date and is not subject to any sinking fund or mandatory redemption. The Preferred Stock generally has no voting rights except as provided in the Certificate of Designations or as from time to time provided by law. The affirmative vote of the holders of at least two-thirds of the outstanding shares of Preferred Stock and each other class or series of voting parity stock is required at any time for the Company to authorize, create or issue any class or series of capital stock ranking senior to the Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of the Certificate of Incorporation so as to materially and adversely affect any rights of the Preferred Stock or to take certain other actions.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Items.

On February 23, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 23, 2018, by and between 1347 Property Insurance Holdings, Inc. and Boenning & Scattergood, Inc., as representative of the several underwriters listed on Schedule I thereto.

3.1	Certificate of Designations of Cumulative Preferred Stock, Series A, of 1347 Property Insurance Holdings, Inc.

5.1	Opinion of Thompson Hine LLP as to the legality of the Cumulative Preferred Stock, Series A.

99.1	Press Release, dated February 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2018

1347 PROPERTY INSURANCE HOLDINGS, INC.

By:	/s/ John S. Hill
John S. Hill
Vice President, Chief Financial Officer and Secretary